Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

BTC Development Corp.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees Previously Paid	Equity	Units, each consisting of one Class A ordinary share, $0.0001 par value per share, and one-fourth of one redeemable public warrant	(1)	457(a)	25,300,000		$10.00	$253,000,000.00	0.0001531	$38,734.30
Fees Previously Paid	Equity	Class A ordinary shares included as part of the units	(2)	Other	25,300,000				0.0001531	0.00
Fees Previously Paid	Equity	Redeemable public warrants included as part of the units	(3)	Other	6,325,000	$			$0.0001531	$0.00

Total Offering Amounts:								$253,000,000.00		38,734.30
Total Fees Previously Paid:										38,734.30
Total Fee Offsets:										0.00
Net Fee Due:										$0.00

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) the Securities Act of 1933, as amended (the “Securities Act”).

Includes 3,300,000 units, consisting of 3,300,000 Class A ordinary shares and 825,000 Warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

An additional indeterminate amount of securities are being registered hereby to be offered solely for certain market making transactions by affiliates of the Registrant. No additional fee pursuant to Rule 457(q) under the Securities Act.

(2)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

No fee pursuant to Rule 457(g) under the Securities Act.

An additional indeterminate amount of securities are being registered hereby to be offered solely for certain market making transactions by affiliates of the Registrant. No fee pursuant to Rule 457(q) under the Securities Act.

(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

No fee pursuant to Rule 457(g) under the Securities Act.

An additional indeterminate amount of securities are being registered hereby to be offered solely for certain market making transactions by affiliates of the Registrant. No fee pursuant to Rule 457(q) under the Securities Act.